                                                                    EXHIBIT 99.7

                INSTRUCTIONS AS TO USE OF OGLEBAY NORTON COMPANY
                             SUBSCRIPTION AGREEMENT

             CONSULT THE SUBSCRIPTION AGENT, YOUR BROKER, TRUSTEE OR
                        OTHER NOMINEE AS TO ANY QUESTIONS

      The following instructions relate to a rights offering (the "RIGHTS OFFERING") by Oglebay Norton Company, an Ohio corporation ("OGLEBAY NORTON"), to each holder of allowed Senior Subordinated Notes, CUSIP No. 677007 BU 9 ("NOTES") claims on ___________, 2004 (the "RECORD DATE") who is not a party to the commitment agreement (as described in the Prospectus) under the second amended joint plan of reorganization as confirmed by the United States Bankruptcy Court for the District of Delaware on November 17, 2004 (the "PLAN") of subscription rights, CUSIP No. 677007 12 2 (the "RIGHTS") to purchase its ratable share of convertible preferred stock, CUSIP No. 677007 30 4 (the "SHARES") at $10.00 per share as described in Oglebay Norton's prospectus dated ____________, 2004 (the "PROSPECTUS"). Capitalized terms used but not defined herein shall have the meanings given to them in the Prospectus or the Subscription Agreement.

TERMS OF THIS RIGHTS OFFERING

      Non-certificated Rights will be issued to holders of Notes claims who are not parties to the commitment agreement through the Rights Offering. The subscription rights allow you to subscribe for and purchase 80 Shares for each $1,000 in principal amount of allowed Notes claims held by you at a purchase price of $800 (a price of $10 per share) (the "SUBSCRIPTION PURCHASE PRICE"). The aggregate number of Shares that may be subscribed for and purchased pursuant to the Rights will be 5,371,120 shares of convertible preferred stock. There are no oversubscription privileges associated with the Rights Offering. You may not exercise a fractional Right.

      The Rights expire at 5:00 p.m., Eastern time, on ____________, 2005 (the "EXPIRATION TIME"). ANY RIGHTS THAT REMAIN UNEXERCISED AFTER THE EXPIRATION TIME WILL NO LONGER BE EXERCISABLE AND WILL CEASE TO HAVE ANY VALUE.

      IF YOU ARE A BENEFICIAL OWNER OF THE NOTES AND RECEIVE YOUR RIGHTS THROUGH A BROKER, TRUSTEE OR OTHER NOMINEE, WE HAVE ASKED YOUR BROKER, TRUSTEE OR OTHER NOMINEE TO NOTIFY YOU OF THE RIGHTS OFFERING. IF YOU WISH TO EXERCISE YOUR RIGHTS, YOU SHOULD HAVE YOUR BROKER, TRUSTEE OR OTHER NOMINEE ACT FOR YOU. TO INDICATE YOUR DECISION WITH RESPECT TO YOUR RIGHTS, YOU SHOULD COMPLETE AND RETURN TO YOUR BROKER, TRUSTEE OR OTHER NOMINEE THE FORM ENTITLED "INSTRUCTIONS BY BENEFICIAL OWNER TO BROKER, TRUSTEE OR OTHER NOMINEE" OR SUCH OTHER FORM AS YOUR BROKER, TRUSTEE OR NOMINEE MAY PROVIDE. YOU SHOULD RECEIVE THESE FORMS FROM YOUR BROKER, TRUSTEE OR OTHER NOMINEE WITH THE OTHER RIGHTS OFFERING MATERIALS.

      IF AT OR PRIOR TO THE EXPIRATION TIME, THE SUBSCRIPTION AGENT FOR ANY REASON DOES NOT RECEIVE ON BEHALF OF A GIVEN HOLDER OF RIGHTS EITHER A DULY COMPLETED SUBSCRIPTION AGREEMENT OR "NOMINEE HOLDER CERTIFICATION" EXECUTED BY THE BROKER, TRUSTEE OR OTHER NOMINEE AND NOTICE OF EXERCISE THROUGH THE AUTOMATED SUBSCRIPTION OFFER PROGRAM (ASOP) ALONG WITH IMMEDIATELY AVAILABLE FUNDS PAYABLE TO THE SUBSCRIPTION

AGENT IN AN AMOUNT EQUAL TO THE RIGHTS HOLDER'S SUBSCRIPTION PURCHASE PRICE, THE HOLDER OF RIGHTS WILL BE DEEMED TO HAVE RELINQUISHED AND WAIVED ITS RIGHT TO PARTICIPATE IN THE RIGHTS OFFERING.

      Oglebay Norton will issue the Shares only if, and at such time as, the effective date of the Plan occurs and the second amended and restated articles of incorporation of Oglebay Norton are filed. The Subscription Agent will hold payments made on behalf of holders of Rights participating in the Rights Offering pursuant to the procedures set forth on the Subscription Agreement in an interest-bearing escrow account until the earlier of the effective date of the Plan, which we anticipate to occur on or about January 31, 2005, or the date on which Oglebay Norton withdraws the Plan. If the Rights Offering is terminated or the effective date of the Plan does not occur, the Subscription Agent will return the payments to the record holders of Rights to the addresses indicated on their respective Subscription Agreement or Nominee Holder Certification. Interest will be paid to the holders of Rights only if The Subscription Agent returns the payments for the reasons stated in the previous sentence; otherwise, The Subscription Agent will not pay interest to the holders of Rights electing to subscribe for and purchase the Shares.

NO REVOCATION

      After you have subscribed to purchase the Shares, the subscription may not be revoked.

CONDITIONS

      The issuance of the Shares is conditioned on the occurrence of the effective date of the Plan and the filing of the second amended and restated articles of incorporation of Oglebay Norton.

INSTRUCTIONS

1.    EXERCISING RIGHTS THROUGH YOUR BROKER, TRUSTEE OR OTHER NOMINEE

      If you are a beneficial owner of the Notes and receive your Rights through a broker, trustee or other nominee, we have asked your broker, trustee or other nominee to notify you of the Rights Offering. If you wish to exercise your Rights, you should have your broker, trustee or other nominee act for you. To indicate your decision with respect to your Rights, you should complete and return to your broker, trustee or other nominee the Instructions by Beneficial Owner to Broker, Trustee or Other Nominee or such other form as your broker, trustee or other nominee may provide. You should receive this form from your broker, trustee or other nominee with the other Rights Offering materials.

2.    TRANSFER OF RIGHTS

      The Rights are transferable; provided, however, that any Rights held by an affiliate of Oglebay Norton may generally only be resold pursuant to a valid exemption under the Securities Act of 1933. The Rights are separate from the Notes; therefore, you may transfer your Rights and retain your Notes if you wish. For treatment of the Notes under the Plan, please refer to the applicable sections of the Plan, a copy of which is attached as an exhibit to the registration statement of which the enclosed Prospectus forms a part.

3.    EXECUTION BY PERSON WHO IS A REGISTERED BUT NOT BENEFICIAL HOLDER

      Persons who sign the Subscription Agreement or the Nominee Holder CERTIFICATION in a representative or other fiduciary capacity as a broker, trustee or other nominee must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

4.    PROCEDURES FOR DTC PARTICIPANTS

      The exercise of your Rights will only be made through the ASOP facilities of DTC. If the Rights held by you as a broker, trustee or other nominee are held of record through DTC, the Rights will only be exercised by instructing DTC to transfer the Rights from your account to the account of the Subscription Agent, together with either the Subscription Agreement or the Nominee Holder Certification as to the aggregate number of rights you are exercising and the number of Shares you are subscribing for and your Subscription Purchase Price for each share you subscribed for pursuant to your Rights. Payment of the Subscription Purchase Price will be made in accordance with customary procedures of ASOP.

5.    METHOD OF DELIVERY

      The method of delivery of Subscription Agreement or the "Nominee Holder Certification" by the broker, trustee or other nominee to the Subscription Agent will be at the broker, trustee or other nominee's election and risk. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. If sent by facsimile, it is recommended that you call the Subscription Agent to confirm receipt thereof. In either case, a sufficient number of days should be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to the Expiration Time. Payment of the Subscription Purchase Price will be made in accordance with customary procedures of ASOP.

                                        3